                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               UnionBancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   [LOGO]







                                 March 25, 1999


Dear Fellow Stockholder:

         You are cordially invited to attend UnionBancorp, Inc.'s Annual Meeting of Stockholders at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 29, 1999, at 10:00 a.m. At the meeting, I will report to you on the progress of our Company and respond to your comments or questions. Moreover, several of our management people will be available to talk individually with you about our record of achievement and plans for the future.

         Your Board of Directors has nominated four persons to serve as Class I directors on the Board of Directors. Their names appear in the enclosed proxy material. All four of the nominees are incumbent directors. We recommend that you vote your shares for the nominees.

         We encourage you to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.

                                       With best personal wishes,

                                        /s/ R. Scott Grigsby
                                       -----------------------------------------
                                       R. Scott Grigsby
                                       Chairman of the Board




         122 WEST MADISON STREET o OTTAWA ILLINOIS 61350 o (815) 433-7030

                                  [LOGO]






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 1999




TO HOLDERS OF COMMON STOCK:

         The Annual Meeting of Stockholders of UnionBancorp, Inc., a Delaware corporation (the "Company"), will be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 29, 1999, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

         1.       to elect four (4) Class I directors.

         2. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 8, 1999, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors


                                         /s/ R. Scott Grigsby
                                        ----------------------------------------
                                        R. Scott Grigsby
                                        Chairman of the Board


Ottawa, Illinois
March 22, 1999

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                               UNIONBANCORP, INC.




                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UnionBancorp, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 29, 1999, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

         The Company, a Delaware corporation, is a regional financial services company based in Ottawa, Illinois which has four bank subsidiaries (the "Banks"). The Banks serve communities throughout Central and Northern Illinois through twenty-six locations. The Company also has three non-bank subsidiaries, UnionData Corp, Inc. ("UnionData"), which provides data processing services, UnionTrust Corporation ("UnionTrust"), a trust company which also serves as an owner and lessor of banking offices to certain of the Banks, and UnionFinancial Services, Inc., an insurance/brokerage agency located in Peru, Illinois. The Banks and the three non-bank subsidiaries are collectively referred to as the "Subsidiaries."

         The Proxy Statement and the accompanying Notice of Meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, (the "Common Stock"), on or about March 22, 1999. The 1998 Annual Report of the Company, including financial statements, is enclosed.

VOTING RIGHTS AND PROXY INFORMATION

         The Board of Directors has fixed the close of business on March 8, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. The transfer books of the Company will not be closed. The Board of Directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person.

         On March 8, 1999, the Company had 4,262,359 issued and outstanding shares of Common Stock. For the election of directors and for all other matters to be voted upon at the annual meeting, each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                              ELECTION OF DIRECTORS

         The Company has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. Stockholders will be entitled at the annual meeting to be held on April 29, 1999, to elect four Class I directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class I directors are incumbent directors.

         The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

INFORMATION ABOUT DIRECTORS AND NOMINEES

         Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years, as of March 8, 1999. Unless otherwise indicated, each person has held the positions shown for at least five years. The four nominees, if elected at the annual meeting, will serve as Class I directors for three year terms expiring in 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR ALL FOUR NOMINEES.

                                                     NOMINEES

NAME                                                         POSITION WITH THE COMPANY
(AGE)                                  DIRECTOR SINCE        AND PRINCIPAL OCCUPATION
-----                                  --------------        -------------------------
CLASS I
(TERM EXPIRES 2002)
Richard J. Berry                            1985             Director of the Company; Attorney, Myers,
(Age 46)                                                     Daugherity, Berry, O'Conor & Kuzma, Ltd.
Walter E. Breipohl                          1993             Director of the Company; Owner,
(Age 45)                                                     Kaszynski/Breipohl Realtors/Developers
Lawrence J. McGrogan                        1987             Director of the Company; Owner, Handy Foods, Inc.
(Age 61)
John A. Trainor                             1985             Director of the Company; Owner, Trainor Grain &
(Age 68)                                                     Supply Company, Inc.

                              CONTINUING DIRECTORS

NAME                                                         POSITION WITH THE COMPANY AND
(AGE)                                  DIRECTOR SINCE        PRINCIPAL OCCUPATION
-----                                  --------------        -----------------------------
CLASS II
(TERM EXPIRES 2000)
L. Paul Broadus                             1986             Director of the Company; Founder and President,
(Age 64)                                                     Broadus Oil Company

John Michael Daw                            1991             Director and Senior Agriculture Representative
(Age 51)                                                     (since 1996) of the Company; President, Farmers
                                                             Grain Service (1969-1996)

Robert J. Doty                              1996             Director of the Company; Chairman of Prairie
(Age 71)                                                     Bancorp, Inc. (1989-1996); Consultant, Farm
                                                             Management

Jimmie D. Lansford                          1988             Director and Senior Vice President, Organizational
(Age 59)                                                     Development and Planning (since 1996) of the
                                                             Company; Chief Executive Officer, St. Mary's
                                                             Hospital (1987-1996)

I. J. Reinhardt, Jr.                        1991             Director of the Company; Director and General
(Age 61)                                                     Manager, St. Louis Beverage Company

CLASS III
(TERM EXPIRES 2001)
R. Scott Grigsby                            1983             Chairman of the Board, President and Chief
(Age 47)                                                     Executive Officer of the Company

H. Dean Reynolds                            1981             Director of the Company; Owner (1966-1995) and
(Age 70)                                                     Consultant (1996-1998), Reynolds-West &
                                                             Associates, Inc.

John A. Shinkle                             1997             Director of the Company and Executive Vice
(Age 47)                                                     President, Synovus Securities, Inc. (1986-present)

Scott C. Sullivan                           1996             Director of the Company; Attorney, Williams &
(Age 44)                                                     McCarthy

         All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any director has been selected, except that Messrs. Doty and Sullivan were initially appointed to the Board pursuant to the terms of the agreement regarding the acquisition of Prairie Bancorp, Inc. in 1996. No member of the Board of Directors is related to any other member of the Board of Directors.

BOARD COMMITTEES AND MEETINGS

         Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met six times during 1998. During 1998, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served. The Board of Directors of the Company has standing executive, audit and compensation committees.

         The Executive Committee is comprised of Messrs. Grigsby (Chair), Berry, Broadus, Daw, Sullivan and Trainor. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings. This committee met five times in 1998.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Messrs. Reynolds (Chair), Doty and Reinhardt. Mr. Grigsby serves as an EX OFFICIO member of this committee. During 1998, the Audit Committee met four times.

         The Compensation Committee establishes compensation and benefits for the Chief Executive Officer and reviews and recommends compensation and benefits for the other officers and employees of the Company and the Subsidiaries. The Committee also administers and oversees the Company's stock-based incentive compensation plans. The members of the Compensation Committee are Messrs. McGrogan (Chair), Breipohl, Broadus, Lansford and Shinkle. Mr. Grigsby also serves as an EX OFFICIO member of this committee. The Compensation Committee met three times in 1998.

COMPENSATION OF DIRECTORS

         Each of the Company's directors was paid a fee of $1,000 for each Board meeting attended and $250 for each committee meeting attended. In addition, each director is paid an annual retainer of $2,500. Each of the Company's directors also receives an annual grant of options to purchase shares of Common Stock under the Company's Stock Option Plan. The Stock Option Plan provides for annual formula grants to each of the Company's directors of options to purchase up to 3,000 shares of Common Stock with an exercise price of 75% of the then current market price of the Common Stock on the date of the grant. Such options become exercisable over five years. For the fiscal year ended December 31, 1998, each director was granted options to purchase 2,000 shares of Common Stock at a price of $13.88 per share.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 15, 1999, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

               NAME OF INDIVIDUAL OR                        AMOUNT AND NATURE OF            PERCENT
           NUMBER OF INDIVIDUALS IN GROUP                BENEFICIAL OWNERSHIP(1)(2)         OF CLASS
           ------------------------------                --------------------------         --------
5% STOCKHOLDERS
UnionBank, as Trustee for the                                   457,493(3)                   11.3%
UnionBancorp, Inc. Employee Stock Ownership
Plan ("ESOP")
201 East Main Street
Streator, Illinois  61364

Dennis J. McDonnell                                              55,288(4)                    8.8%
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

Wayne W. Whalen                                                 355,288(4)                    8.8%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606

Jeffrey L. Gendell                                              291,100(5)                    7.2%
200 Park Avenue, Suite 3900
New York, New York  10166

Franklin Mutual Advisors, Inc.                                  220,100(6)                    5.4%
51 John F. Kennedy Parkway
Short Hills, NJ  07078

DIRECTORS AND NOMINEES
Richard J. Berry                                                 36,056(7)                     *
Walter E. Breipohl                                               17,756                        *
L. Paul Broadus                                                  21,141(8)                     *
John Michael Daw                                                 22,132(9)                     *
Robert J. Doty                                                    3,384                        *
R. Scott Grigsby                                                785,754(10)                  19.4%
Jimmie D. Lansford                                               18,756(11)                    *
Lawrence J. McGrogan                                             26,080(12)                    *
I.J. Reinhardt, Jr.                                              28,860(13)                    *
H. Dean Reynolds                                                 30,085(14)                    *
John A. Shinkle                                                   2,846(15)                    *
Scott C. Sullivan                                                 6,900(16)                    *
John A. Trainor                                                  24,060(17)                    *

OTHER NAMED EXECUTIVE OFFICERS
Charles J. Grako                                                 28,805(18)                    *
Wayne L. Bismark                                                 15,390(19)                    *

All directors and executive officers as a group
(15 persons)                                                  1,068,005(20)                  26.4%


-----------------------
* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Amounts shown include interests in a general partnership held by Messrs. Berry, Broadus, Breipohl, Grigsby, Daw, Lansford, McGrogan, Shinkle and Trainor which holds an aggregate of 18,600 shares of Common Stock representing 2,046 shares by each director. Mr. Grako also has an interest in the partnership amounting to 186 shares. Voting and investment power over shares held in this partnership is shared. The information also includes shares presently obtainable through the exercise of options to purchase shares of Common Stock granted under the Company's Stock Option Plan as follows: Mr. Berry - 6,110 shares; Mr. Breipohl - 6,110 shares; Mr. Broadus - 5,510 shares; Mr. Daw - 6,910 shares; Mr. Doty - 400 shares; Mr. Grigsby - 15,658 shares;
         Mr. Lansford - 6,910 shares; Mr. McGrogan - 6,110 shares;
         Mr. Reinhardt - 4,860 shares; Mr. Reynolds - 5,085 shares; Mr. Shinkle
         - 400 shares; Mr. Sullivan - 400 shares; Mr. Trainor - 5,910 shares; Mr. Grako - 6,224 shares; and Mr Bismark - 3,324 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) All of the shares held by the ESOP are allocated to particular participants' accounts and over which shares the ESOP trustee has shared voting and no investment power over such shares.

(4)      As reported to the Securities and Exchange Commission ("SEC") on a
         Schedule 13D dated October 9, 1996. Pursuant to the terms of an agreement executed by the Company and these individuals in connection with the Company's acquisition of Prairie Bancorp, Inc. ("Prairie"), the President of the Company has a limited proxy with respect to such shares until August 6, 2000.

(5) As reported to the SEC on a Schedule 13D dated April 15, 1998. Mr. Gendell reported shared voting and investment power over such shares.

(6) As reported to the SEC on a schedule 13D dated January 27, 1999. Franklin Mutual Advisors, Inc., reported sole voting and investment power over such shares.

(7) Includes 13,800 shares held jointly by Mr. Berry and his spouse, 3,000 shares held individually by Mr. Berry's spouse and 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over all of which shares Mr. Berry has shared voting and investment power.

(8) Includes 7,380 shares held by Mr. Broadus jointly with his spouse, over which shares Mr. Broadus has shared voting and investment power.

(9) Includes 900 shares held solely by Mr. Daw's spouse over which Mr. Daw has no voting or investment power.

(10) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Company's acquisition of Prairie. Also includes 17,758 shares held by Mr. Grigsby jointly with his spouse and with or for other family members, over which shares Mr. Grigsby has shared voting and investment power, 400 shares held solely by members of Mr. Grigsby's family, over which shares Mr. Grigsby has no voting or investment power, and 35,001 shares allocated to Mr. Grigsby under the Company's ESOP. Excludes the remaining shares held by the ESOP but allocated to other participants' accounts. Mr. Grigsby, as trustee of the ESOP, has shared voting power over such shares.

(11) Includes 2,000 shares held by Mr. Lansford jointly with his spouse, over which shares Mr. Lansford has shared voting and investment power.

(12) Includes 11,040 shares held by Mr. McGrogan jointly with his spouse, over which shares Mr. McGrogan has shared voting and investment power, and also includes 1,884 shares owned solely by his spouse, over which shares Mr. McGrogan has no voting or investment power.

(13) Includes 6,000 shares held by Mr. Reinhardt jointly with his spouse and 15,000 shares held in a retirement account, over all of which shares Mr. Reinhardt has shared voting and investment power.

(14) Includes 1,000 shares held by Mr. Reynolds jointly with his spouse and 1,200 shares held by relatives of Mr. Reynolds, over which shares Mr. Reynolds has shared voting and investment power.

(15) Includes 400 shares held by members of Mr. Shinkle's family. Mr. Shinkle has no voting or investment power over 100 of such shares and has shared voting and investment power over the remaining 300 shares.

(16) Includes 1,500 shares held by Mr. Sullivan jointly with his spouse and 1,000 shares held by members of Mr. Sullivan's family. Mr. Sullivan has shared voting and investment power over the 2,500 shares.

(17) Includes 1,200 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

(18) Includes 1,000 shares held by Mr. Grako jointly with his spouse, over which shares Mr. Grako has shared voting and investment power. Also includes 18,095 shares allocated to Mr. Grako under the ESOP.

(19)     Includes 2,566 shares allocated to Mr. Bismark under the ESOP.

(20) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Prairie acquisition.

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1998, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1998 through December 31, 1998.

VOTING AGREEMENTS

         Pursuant to the terms of a Standstill Agreement entered into between the Company and Messrs. McDonnell and Whalen, the President of the Company has sole voting power with respect to all 710,576 shares of Common Stock held by such persons in any election of directors of the Company. The proxy will further pertain to any additional shares of Common Stock obtained by either party. The proxy expires on August 6, 2000.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

         The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company whose 1998 salary and bonus exceeded $100,000:




                                                SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                                                       Compensation
                                                      Annual Compensation                 Awards
                                             -------------------------------------  ------------------
              (a)                   (b)              (c)                 (d)                (g)                 (i)

                                                                                        Securities           All Other
Name and                                                                                Underlying         Compensation
Principal Position                  Year          Salary($)           Bonus($)         Options/SARs             ($)
                                                                                          (#)(1)
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------
R. Scott Grigsby(2)                1998                  $197,983          $15,000         7,000                    $15,216
Chairman of the Board, President   1997                   156,555            8,000         4,000                     10,050
and Chief Executive Officer        1996                   149,100           32,000         5,550                     15,597
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------
Charles J. Grako(3)                1998                  $112,545          $ 7,000         4,000                    $17,275
Executive Vice President and       1997                   104,878            4,000         1,500                     13,200
Chief Financial Officer            1996                    99,225           11,000         2,100                     17,439
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------
Wayne L. Bismark(4)                1998                  $112,545           $  ---         3,000                    $24,752
Executive Vice President and       1997                   104,878            2,000         1,500                     21,734
Chief Credit Officer               1996                    99,225           11,000         2,100                      9,525
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------
------------------------------  -----------  --------------------  ---------------  ------------------- -------------------

---------------

(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Represents the dollar value of allocations under the Company's ESOP in the amounts of $9,115 for 1998, $7,149 for 1997 and $12,697 for 1996,
         and premiums for split dollar life insurance of $2,901 for 1998, $2,901 for 1997 and $2,900 for 1996. In addition, it includes $3,200.00 of 401(k) matching contributions in 1998.

(3) Represents the dollar value of allocations under the Company's ESOP in the amounts of $7,062 for 1998, $4,941 for 1997 and $9,330 for 1996,
         premiums for split dollar life insurance of $2,034 for each of 1998, 1997 and 1996, fees for services provided to the Company's Board of Directors and director fees for serving on the Boards of various Subsidiaries of $5,700 for 1998, $6,225 for 1997 and $6,075 for 1996.
         In addition, it includes $2,479.33 of 401(k) matching contributions in 1998.

(4) Represents the dollar value of allocations under the Company's ESOP in the amounts of $6,626 for 1998, $4,934 for 1997, and fees for services provided to the Company's Board of Directors and director fees for serving on the Boards of various Subsidiaries of $15,800 for 1998, $16,800 for 1997 and $9,525 for 1996. In addition, it includes $2,325.99 of 401(k) matching contributions in 1998.

STOCK OPTION INFORMATION

         The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the Summary Compensation Table:



                        OPTION GRANTS IN LAST FISCAL YEAR




                                Individual Grants
                                                                                                       Potential realizable value
                                                                                                       at assumed annual rates of
                                                                                                        stock price appreciation
                                                                                                             for option term
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
           (a)                 (b)              (c)                 (d)                 (e)              (f)                (g)

                                         % of Total Options
                             OPTIONS        Granted to
                             GRANTED       Employees in   Exercise or Base Price     Expiration
          NAME               (#)(1)         Fiscal Year           ($/Sh)                Date            5%($)                10%($)
---------------------------------------- ---------------------------------------- --------------------------------- ----------------
---------------------------------------- ---------------------------------------- --------------------------------- ----------------
R. Scott Grigsby              5,000          13%                $18.50             02/16/08             $ 58,173            $147,421
                              2,000(2)        8%                 13.88             02/16/08               32,509              68,208
---------------------------------------- ---------------------------------------- --------------------------------- ----------------
Charles J. Grako              4,000          10%                 18.50             02/16/08               46,538             117,937
---------------------------------------- ---------------------------------------- --------------------------------- ----------------
Wayne L. Bismark              3,000           8%                 18.50             02/16/08               34,904              88,453
---------------------------------------- ---------------------------------------- --------------------------------- ----------------
---------------------------------------- ---------------------------------------- --------------------------------- ----------------

(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Represents non-qualified options granted for service on the Board of Directors.

     The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1998 held by the individuals named in the Summary Compensation Table:


                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                            OPTION VALUES


                                 Shares                              Number of Securities
                                Acquired                            Underlying Unexercised            Value of Unexercised In-
                                   on             Value                Options at FY-End                  the-Money Options
            Name                Exercise         Realized                   (#)(d)                        at FY-End ($)(e)
           (#)(a)                (#)(b)           ($)(c)        Exercisable        Unexercisable    Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
R. Scott Grigsby                  ---             $ ---            10,361                 16,125      $96,943            $76,020
------------------------------------------------------------------------------------------------------------------------------------
Charles J. Grako                  ---               ---            3,948                   7,432       34,128             22,458
------------------------------------------------------------------------------------------------------------------------------------
Wayne L. Bismark                  ---               ---            1,788                   5,892       12,528             17,058
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     The Company and certain of the Subsidiaries have entered into three-year employment agreements with Messrs. Grigsby, Bismark and Grako. Unless earlier terminated by the Company (or the Subsidiary, if applicable) or the respective employee, the employment term under each agreement extends for an additional year on each anniversary of the agreement. Each agreement specifies a minimum annual salary for the initial year of the agreement and provides for an automatic minimum five percent annual increase for each subsequent year. Each agreement also provides that the respective employee is entitled to participate in any executive bonus plan and other incentive compensation or benefit plan established by the Company or the applicable Subsidiary.

     Each agreement is terminable by the employee upon thirty days' prior written notice and automatically terminates upon the death or disability of the employee. The Company may terminate each agreement at any time for "cause" without incurring any additional obligations. Each agreement provides severance benefits in the event the employee is terminated without cause or "constructively discharged," as defined in each agreement. The severance benefits are equal to the salary and benefits the terminated employee would have received through the end of the normal term of the agreement. If any of the employment agreements are terminated in connection with a "change in control," as defined in each agreement, the employee is entitled to receive severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination. The terminated employee in such case will also be entitled to continuation of participation in other benefit plans for the remaining term of his agreement. In addition, each officer would be entitled to receive other benefits for such periods. The employment agreements also require the Company to provide each employee with indemnification insurance and indemnification for any expenses arising out of each person's employment with the Company or the applicable Subsidiary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the members of the Compensation Committee were Messrs. McGrogan, Breiphol, Broadus, Lansford and Shinkle. None of these individuals was an officer or employee of the Company or any of the Subsidiaries during 1998, and none of these individuals is a former officer or employee of the Company or any of the Subsidiaries, except for Mr. Lansford who is Senior Vice President, Organizational Development and Planning. Mr. Lansford did not participate in any decisions pertaining to his compensation.

         THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company is composed of four outside directors and is responsible for recommendations to the Board of Directors of the Company for compensation of executive officers of the Subsidiaries and the Company. In determining compensation, the following factors are generally taken into consideration:

         1. The performance of the executive officers in achieving the short and long term goals of the Company.

         2. Payment of compensation commensurate with the ability and expertise of the executive officers.

         3. Attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

         Additionally, the Compensation Committee considers various benefits, such as the Company's ESOP, 401(k) Plan and the Stock Option Plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

         Annually, the Compensation Committee evaluates four primary areas of performance in determining Mr. Grigsby's level of compensation. These areas are: long-range strategic planning and implementation; Company financial performance; Company compliance with regulatory requirements and relations with regulatory agencies; and effectiveness of managing relationships with stockholders and the Board of Directors. When evaluating the financial performance of the Company, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability of the Company and are given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that Mr. Grigsby's compensation is competitive and commensurate with his level of performance.

         The 1998 compensation of Mr. Grigsby was based upon the factors described above and his substantial experience and length of service with the organization. During 1998, Mr. Grigsby successfully headed the Company's acquisition program, which included planning and analysis, contacting a number of financial institutions and investment bankers, acquiring the Mercier Insurance Agency and implementing the strategies contained in the Corporate Strategic Plan. The Compensation Committee also considered the continuing additional duties required as a result of becoming a publicly traded institution. Mr. Grigsby serves on the Compensation Committee EX OFFICIO, but did not participate in any decisions pertaining to his compensation.

            Messrs. McGrogan (Chair), Breipohl, Broadus, Lansford and Shinkle


         THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks for the period commencing January 10, 1996, the date the Company's shares were first quoted on the OTC Bulletin Board. The Common Stock of the Company was first listed for quotation on the Nasdaq Stock Market on October 1, 1996, and prior to such date was quoted on the OTC Bulletin Board. The graph was prepared at the Company's request by Research Data Group, Inc., San Francisco, California.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                   (ASSUMES $100 INVESTED ON JANUARY 10, 1996)


                               [GRAPHIC OMITTED]







*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS



                                         Cumulative Total Return

                                                        1/10/96      12/31/96    12/31/97  12/31/98
--------------------------------------------------- -------------- ------------ ---------- --------------
UnionBancorp, Inc.                                       $100          $147        $224      $173
Nasdaq Stock Market - US                                 $100          $131        $161      $226
Nasdaq Bank Index                                        $100          $135        $227      $223
--------------------------------------------------- -------------- ------------ ---------- --------------

                          TRANSACTIONS WITH MANAGEMENT

         Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and the Subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 1998, the Company and the Subsidiaries paid approximately $47,589 to the law firm of Myers, Daugherity, Berry, O'Conor & Kuzma, Ltd. for legal services. Richard J. Berry, a director of the Company, is a principal of that firm. Additionally, the Company paid premiums of approximately $74,688 in 1998 to American Bankers Professional Fidelity Insurance Company, Ltd. ("ABFIC") for a Blanket Bond Insurance Policy. R. Scott Grigsby, the Company's Chairman and President, is a director of ABFIC. Management believes such legal services and insurance were obtained on terms no less favorable than would have been obtained from unaffiliated third-parties.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         For inclusion in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 20, 1999. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before November 20, 1999, and must otherwise comply with the Company's bylaws.

                                  OTHER MATTERS

         Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

         Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to soliciting proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                           FAILURE TO INDICATE CHOICE

         If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy included herewith, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1.

                                           By Order of the Board of Directors

                                            /s/ R. Scott Grigsby
                                           -------------------------------------
                                           R. Scott Grigsby
                                           Chairman of the Board

Ottawa, Illinois
March 22, 1999

                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY